EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 27, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Aug 2007 – Jul 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-2.2%	2.9%	2.4%	-6.1%	-2.3%	2.2%	3.0%	2.2%	12.2%	-18.7%	0.2	0.3
B**	-2.2%	2.8%	2.1%	-6.7%	-2.9%	1.5%	N/A	1.5%	12.2%	-20.4%	0.2	0.2
Legacy 1***	-2.2%	3.0%	3.7%	-4.1%	-0.4%	N/A	N/A	-1.6%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	-2.2%	3.0%	3.5%	-4.5%	-0.8%	N/A	N/A	-2.0%	11.1%	-15.2%	-0.1	-0.2
Global 1***	-2.2%	3.1%	4.2%	-2.9%	-2.1%	N/A	N/A	-2.7%	10.6%	-14.6%	-0.2	-0.3
Global 2***	-2.2%	3.1%	4.0%	-3.1%	-2.5%	N/A	N/A	-3.1%	10.6%	-15.4%	-0.2	-0.4
Global 3***	-2.2%	3.0%	3.1%	-4.8%	-4.2%	N/A	N/A	-4.8%	10.6%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	1.7%	1.9%	11.5%	9.7%	14.3%	1.2%	6.4%	1.2%	19.2%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-1.5%	2.1%	6.4%	28.8%	14.0%	11.9%	8.8%	11.9%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					32%
Energy	7%	Long	Gasoline Blendstock	2.0%	Long	6%	Long	Gasoline Blendstock	1.8%	Long
			Crude Oil	1.7%	Short			Brent Crude Oil	1.4%	Long
Grains/Foods	16%	Long	Soybeans	3.7%	Long	16%	Long	Soybeans	3.7%	Long
			Corn	3.7%	Long			Corn	3.7%	Long
Metals	10%	Short	Aluminum	3.2%	Short	10%	Short	Aluminum	3.1%	Short
			Nickel	1.8%	Short			Nickel	1.8%	Short
FINANCIALS	67%					68%
Currencies	25%	Short $	Euro	4.0%	Short	26%	Short $	Euro	4.1%	Short
			Swiss Franc	3.0%	Short			Swiss Franc	3.2%	Short
Equities	21%	Long	S&P 500	7.2%	Long	21%	Long	S&P 500	7.3%	Long
			Dax Index	2.5%	Long			Dax Index	2.6%	Long
Fixed Income	21%	Long	Bunds	4.4%	Long	21%	Long	Bunds	4.4%	Long
			U.S. 5-Year Treasury Notes	2.9%	Long			U.S. 5-Year Treasury Notes	3.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices fell as U.S. Energy Information Administration reports showed an unexpected increase in domestic inventories and a sharp decline in U.S. gasoline demand.  Natural gas prices also fell as the bearish influence of increased domestic supplies outweighed the bullish effect of increased demand fostered by warm temperatures.

Grains/Foods
U.S. grains markets fell, reversing against recent strong uptrends, as rain in the Midwest helped quell supply pressure caused by the current drought.  Sugar prices were also down, under pressure from improved growing conditions in Brazil.  Cocoa prices rallied nearly 5% due to speculation an El Niño weather event will cause droughts in key West African farming regions.

Metals
Gold prices moved higher as a decline in the U.S. dollar spurred buying.  Hopes of further stimulus activity from the U.S. Federal Reserve after reports of weak investor sentiment data also boosted the gold markets.  Base metals markets showed mixed results as the effects of weak German manufacturing data were offset by late-week optimism surrounding the Eurozone.

Currencies
The euro surged against global currencies following comments from European Central Bank Chairman stating the ECB would do whatever it takes to preserve the currency.  The Swiss franc rose to three-week highs also, fueled by the ECB’s pledge.  European optimism boded well for higher-yielding currencies, including the Australian and New Zealand dollars, which benefitted from increased demand for riskier assets.

Equities
North American and European equity markets generally rose, driven by hopes further stimulus activity by the world’s Central Banks was imminent.  U.S. equity markets also received support from strong second-quarter earnings reports from key U.S. firms.  In Asia, the Japanese Nikkei 225 was unable to overcome early week losses stemming from Greek debt worries and slowing growth in China.

Fixed Income
U.S. Treasury prices came under pressure as strength in the global equity markets caused investors to liquidate safe-haven assets.  Improved U.S. durable-goods orders data also put pressure on the fixed-income markets.  German Bund markets also experienced declines as a more positive outlook for the European economy caused investors to shift their focus towards higher-yielding assets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.